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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported): November 2, 2004

                              Thor Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                         1-9235               93-0768752
(State or Other Jurisdiction of    (Commission File Number)   (IRS Employer
        Incorporation)                                       Identification No.)


419 W. Pike Street, Jackson Center, Ohio                              45334-0629
(Address of Principal                                                 (Zip Code)
Executive Offices)

Registrant's telephone number, including area code                (937) 596-6849


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ITEM 8.01     Other Events

         On November 1, 2004, we completed our acquisition of the stock of DS Corp. d/b/a Crossroads RV, an Indiana corporation ("Crossroads"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 28, 2004, by and among our company, Thor Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of our company ("Acquisition Subsidiary"), Crossroads and the securityholders of Crossroads. Crossroads is engaged in the business of manufacturing towable recreational vehicles. Under the terms of the Merger Agreement, Acquisition Subsidiary merged with and into Crossroads, and Crossroads continued as the surviving corporation (the "Merger"). In addition, as part of the Merger, certain members of management of Crossroads entered into non-competition agreements with our company.

         The purchase price paid by us for the acquisition of the stock of Crossroads was approximately $27 million, which was payable in cash and was funded from our cash on hand. The merger consideration paid for the stock of Crossroads is subject to adjustment following the completion of audited financial statements after the closing of the Merger.

         A copy of the press release relating to the Merger that was issued by our company on November 1, 2004 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is also incorporated by reference herein.

ITEM 9.01     Financial   Statements,  Pro   Forma  Financial   Information  and
              Exhibits.

         (a)      Financial Statements of Business Acquired

         None.

         (b)      Pro Forma Financial Information

         None.

         (c)      Exhibits

         99.1     Press Release of Thor Industries, Inc., dated November 1,
                  2004.*

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*Filed herewith

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Thor Industries, Inc.
                                             (Registrant)



Date:    November 2, 2004                    /s/ Walter L. Bennett
                                             -----------------------------------
                                             Name: Walter L. Bennett
                                             Title:   Chief Financial Officer

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                                Index of Exhibits

         99.1     Press Release of Thor Industries, Inc., dated November 1,
                  2004.*

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*Filed herewith